      As filed with the Securities and Exchange Commission on April 1, 1998
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                         FREEDOM SECURITIES CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                                      6211                                 04-3335712
(STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)


                                ONE BEACON STREET
                                BOSTON, MA 02108
                                 (617) 725-2000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN H. GOLDSMITH
                             CHIEF EXECUTIVE OFFICER
                                ONE BEACON STREET
                                BOSTON, MA 02108
                                 (617) 725-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

JAMES WESTRA, ESQUIRE                         RICHARD D. TRUESDELL, JR., ESQUIRE
HUTCHINS, WHEELER & DITTMAR                   DAVIS POLK & WARDWELL
A PROFESSIONAL CORPORATION                    450 LEXINGTON AVENUE
101 FEDERAL STREET                            NEW YORK, NY  10017
BOSTON, MASSACHUSETTS 02110                   (212) 450-4000
(617) 951-6600

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [x] 333-44931

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the earlier registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING          AMOUNT OF
       TO BE REGISTERED                 REGISTERED             SHARE(1)              PRICE(1)            REGISTRATION FEE
Common Stock, $.01 par value
per share. . . . . . . .             805,000 shares(1)(2)       $20                $16,100,000              $4,750.00


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933.

(2)   Includes 105,000 shares subject to Underwriters' over-allotment option.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-44931) filed by Freedom Securities Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on January 26, 1998, as amended by Amendment No. 1 to the Registration Statement on Form S-1 filed by the Company with the Commission on March 11, 1998, by Amendment No. 2 to the Registration Statement on Form S-1 filed by the Company with the Commission on March 26, 1998 and by Amendment No. 3 to the Registration Statement on Form S-1 filed by the Company with the Commission on April 1, 1998, which was declared effective April 1, 1998, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on April 1, 1998.

                                   FREEDOM SECURITIES CORPORATION


                                   By:  /s/ John H. Goldsmith
                                        -----------------------------------
                                        John H. Goldsmith, Chairman, President
                                        and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                            Title                          Date
         ---------                                            -----                          ----

      /s/ John H. Goldsmith                          Chairman, Director and             April 1, 1998
-------------------------------------------------    Chief Executive Officer
John H. Goldsmith


      /s/ William C. Dennis, Jr.                     Chief Financial Officer            April 1, 1998
-------------------------------------------------
William C. Dennis, Jr.


     /s/ David V. Harkins                            Director                           April 1, 1998
-------------------------------------------------
David V. Harkins


     /s/ C. Hunter Boll                              Director                           April 1, 1998
-------------------------------------------------
C. Hunter Boll


     /s/ Thomas M. Hagerty                           Director                           April 1, 1998
-------------------------------------------------
Thomas M. Hagerty


     /s/ Seth W. Lawry                               Director                           April 1, 1998
-------------------------------------------------
Seth W. Lawry


                                                     Director                           April 1, 1998
-------------------------------------------------
Winton J. Churchill


     /s/ John F. Luikart                             Director                           April 1, 1998
-------------------------------------------------
John F. Luikart

     /s/ Robert H. Yevich                            Director                           April 1, 1998
-------------------------------------------------
Robert H. Yevich


     /s/ Gregory N. Thomas                           Director                           April 1, 1998
-------------------------------------------------
Gregory N. Thomas

                                  EXHIBIT INDEX


     EXHIBIT
       NO.                                       DESCRIPTION OF DOCUMENTS                                   PAGE
       ---                                       ------------------------                                   ----
1.1                 Form of Underwriting Agreement
3.1                 Restated Certificate of Incorporation of the Registrant
3.2                 Bylaws of the Registrant to be effective prior to effectiveness of the Registration
                    Statement
4.1                 Form of Stock Certificate
*5.1                Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation
10.1                Contribution Agreement by and among the Registrant, Hancock, THL and SCP, dated as of October 4, 1996
10.2                Stockholders Agreement by and among the Registrant and the persons listed on the signature pages thereof as the Initial Investors, SCP Initial Investor,
                    Employee Investors and Seller Initial Investor dated as of November 30, 1996
10.3                Revolving Credit Agreement by and among the Registrant and The First
                    National Bank of Boston, as agent for the lenders listed on Schedule 1 thereto, dated s of November 29, 1996
10.4                Additional Share Agreement  by and between the Registrant and Hancock, dated as of November 29, 1996
10.5                Tax Matters Agreement by and between the Registrant and Hancock, dated as of
                    November 29, 1996
10.6                Contribution and Indemnity Agreement by and between the Registrant and
                    John H. Goldsmith, dated as of November 29, 1996
10.7                Management Agreement by and between the Registrant and THL, dated as of
                    November 29, 1996
10.8                Management Agreement by and between the Registrant and SCP, dated as of
                    November 19, 1996
10.9                1996 Stock Option Plan
10.10               Employment Agreement by and between the Registrant and John H. Goldsmith, dated as of November 29, 1997
10.11               Employment Agreement by and between the Registrant and Gregory N. Thomas, dated as of December 3, 1997
10.12               Letter Agreement by and between the Registrant and Gregory N. Thomas, dated as of December 3, 1997

     EXHIBIT
       NO.                                       DESCRIPTION OF DOCUMENTS                                   PAGE
       ---                                       ------------------------                                   ----
**10.13             Agreement by and among Prudential Securities Incorporated, John Hancock
                    Clearing Corporation, Tucker Anthony Incorporated and Sutro & Co.
                    Incorporated
10.14               Form of TAMP Incentive Plan Limited Partnership Limited Partnership
                    Agreement, dated as of July 1, 1989
10.15               Form of TAMP II Incentive Plan Limited Partnership Limited Partnership
                    Agreement, dated as of February 28, 1995
10.16               Form of TAMM II Incentive Plan Limited Partnership Limited Partnership
                    Agreement, dated April 8, 1984
10.17               Form of Sutro Venture Partners I, L.P. Limited Partnership Agreement, dated as of March 21, 1996
10.18               Form of Sutro Venture Partners II, L.P. Limited Partnership Agreement, dated as of March 21, 1996
10.19               Form of Operating Agreement for Sutro Investment Partners IV, LLC dated as of June 30, 1997
10.20               Agreement and Plan of Merger by and among the Registrant, CGRM Merger
                    Corp. and Cleary Gull Reiland & McDevitt Inc., dated March 9, 1998
10.21               Cleary Gull Registration Rights Agreement
10.22               Chattel Leasing Security Agreement by and between T.A. Leasing, Inc. and
                    BancBoston Leasing, inc., dated November 29, 1996
10.23               Amended and Restated Chattel Leasing Promissory Note, by and between T.A.
                    Leasing, Inc. and BancBoston Leasing, Inc., dated February 28, 1997
10.24               Chattel Leasing Security Agreement by and between Sutro Leasing Inc. and
                    BancBoston Leasing, Inc., dated February 28, 1997
10.25               Chattel Leasing Promissory Note by and between Sutro Leasing Inc. and
                    BancBoston Leasing, Inc., dated February 28, 1997
10.26               1998 Long Term Incentive Plan
10.27               1998 Executive Performance Bonus Plan
10.28               Amendment No. 1 to the Stockholders Agreement dated January 30, 1998
10.29               Form of Amendment No. 2 to the Stockholders Agreement
10.30               Form of Amendment No. 3 to the Stockholders Agreement
21.1                Subsidiaries of the Registrant
*23.1               Consent of Ernst & Young LLP

     EXHIBIT
       NO.                                       DESCRIPTION OF DOCUMENTS                                   PAGE
       ---                                       ------------------------                                   ----
*23.2               Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)
27.1                Financial Data Schedule
99.1                Consent of Mr. Thomas to be named as Director
99.2                Consent of Mr. Prokupek to be named as Director

*Filed herewith.
**Confidential Treatment Requested as to certain portions, which portions have been omitted and filed separately with the Commission.

Unless otherwise indicated, all exhibits have been previously filed with the Commission as similarly numbered exhibits to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-44931).